Exhibit 10(ii)(iii)
AMENDMENT NUMBER TWO
TO THE
HARRIS CORPORATION SALARIED RETIREMENT PLAN

WHEREAS, Harris Corporation, a Delaware corporation (the “Corporation”), heretofore has adopted and maintains the Harris Corporation Salaried Retirement Plan, as amended and restated Effective January 1, 2017 (the “Plan”);
WHEREAS, pursuant to Section 10.01 of the Plan, the Board of Directors of the Corporation or its delegate has the authority to amend the Plan;
WHEREAS, the Employee Benefits Committee of the Corporation (the “Committee”) has been delegated the authority to adopt non-material amendments to the Plan;
WHEREAS, for the purpose of reducing Pension Benefit Guaranty Corporation premium payment obligations and for other valid business reasons, and acting solely in its capacity as Plan sponsor and settlor, the Corporation desires to amend the Plan to authorize the transfer of assets and liabilities from the Plan to one or more insurers providing an annuity contract; and
WHEREAS, the Committee has determined that the above-described amendment is non-material.
NOW, THEREFORE, BE IT RESOLVED, that the Plan hereby is amended, effective as of September 1, 2017, to add thereto a new Appendix H to read as follows:
APPENDIX H
PURCHASE OF ANNUITY CONTRACTS
The Company, in its capacity as Plan sponsor, may identify one or more Members and/or Beneficiaries (“Specified Members”) for whom the Plan (or the Company on behalf of the Plan) shall purchase and distribute one or more Guaranteed Benefit Policies issued by an Insurer with respect to Transferred Plan Obligations. In such event, the committee or other person designated by the Company (the “Company Fiduciary”) shall select the annuity provider (or providers) (and serve as named fiduciary of the Plan in connection therewith) and determine the terms of the annuity policy or contract (or policies or contracts), or, in its discretion, retain an independent fiduciary to assist with or discharge all or any portion of these duties. For purposes of this Appendix H:

1.Insurer. An “Insurer” is an insurance company or other insurance provider that is qualified to do business in a state and that is selected by the Company Fiduciary to issue a Guaranteed Benefit Policy.
2.Guaranteed Benefit Policy. A “Guaranteed Benefit Policy” is a group and/or individual insured annuity policy or contract to the extent (i) it provides for Transferred Plan Obligations of Specified Members that are fully guaranteed and paid by the Insurer from the Insurer’s general account and/or a separate account as permitted under the applicable insurance laws of the state of issue, (ii) it includes all protected benefits, rights, and features required under the Plan and applicable law with respect to Transferred Plan Obligations, (iii) it provides that benefit rights with respect to Transferred Plan Obligations shall be enforceable by the Specified Members solely against the Insurer, (iv) it relieves the Plan of any further liability for Transferred Plan Obligations, and (v) it, or a certificate describing Specified Members’ rights thereunder, is issued by the Insurer to Specified Members.
3.Transferred Plan Obligations. “Transferred Plan Obligations” are all or any portion, as determined by the Company in its capacity as Plan sponsor, of a Specified Member’s accrued benefits under the Plan for which the Plan (or the Company on behalf of the Plan) shall purchase and distribute one or more Guaranteed Benefit Policies issued by an Insurer.
4.Transfer of Liability. The Plan’s entire liability with respect to each Specified Member’s Transferred Plan Obligation shall be transferred to the Insurer that issues the Guaranteed Benefit Policy. Thereafter, (i) the Plan shall have no further obligation to make any payment with respect to any Transferred Plan Obligation, and (ii) the Specified Member shall look only to the Insurer (and in no event to the Plan, trust fund, Administrative Committee, Company, any Associated Company or any predecessor or successor thereto) for any benefit under the Plan subject to a Transferred Plan Obligation.

5.Impact on Benefit Payments. For payments to Specified Members whose Plan benefit payments have commenced at the time the Guaranteed Benefit Policy is issued (if any), the Guaranteed Benefit Policy shall provide for benefit payments in the same form and in an amount no less than as in effect under the Plan immediately prior thereto, and such payments shall be made no later than as in effect under the Plan immediately prior thereto.
FURTHER RESOLVED, that the appropriate officers and representatives of the Corporation are hereby authorized and directed to execute such documents and take such other actions as may be necessary or appropriate to carry out the foregoing resolution, and to comply with all applicable laws and regulations related thereto.
APPROVED by the HARRIS CORPORATION EMPLOYEE BENEFITS COMMITTEE on this 23rd day of August, 2017.

/s/ James P. Girard
James P Girard, Chairperson